Highly Confidential


                            Foamex International Inc.
                            ----------------------------------
                                Presentation to
                             The Board of Directors
                                November 5, 1998


                            RAMIUS CAPITAL GROUP, LLC

                                                               Table of Contents
                                                   -----------------------------
                                                       Foamex International Inc.

I.   Executive Summary

II.  Factors Affecting Valuation

     A. Overview of Economic Climate

     B. Overview of Core Businesses

     C. Overview of Company's Financials

     D. Overview of Financing Marketplace

III. Company Valuation

     A. Valuation Summary

     B. Market Multiples Analysis

     C. Business Segment Analysis

     D. Adjusted Acquisition Multiples Analysis

     E. Projected Comparable EBITDA Multiple Analysis

     F. Discounted Cash Flow Analysis

     G. LBO Analysis

     H. Historical Stock Price Analysis


RAMIUS CAPITAL GROUP, LLC                                                 Page 2

                                                               Executive Summary
                                                   -----------------------------
                                                       Foamex International Inc.


      Ramius Capital Group, L.L.C. ("Ramius") has been engaged by the Board of Directors of Foamex International Inc. (the "Company") to render an Opinion (the "Opinion") as to whether the consideration to be received by the shareholders of the Company in connection with the merger by and among Trace International Holdings, Inc., Trace Merger Sub, Inc. (collectively "Trace"), and the Company (the "Transaction") is fair, from a financial point of view, to the shareholders of the Company (other than Trace or its subsidiaries). In the Transaction, holders of shares of common stock of the Company (the "Common Stock"), which are not owned by Trace or its subsidiaries, will receive $12.00 per share in cash without interest thereon (the "Cash Per Share Price").

      In conducting our analysis, we reviewed and considered such information as we deemed necessary or appropriate for the purposes of stating our opinion including:

               o     Financial Information

                        o certain business and financial information relating to the Company, provided by the Company, including the current financial condition and operating results of the Company

                        o the Company's historical financial performance and operating performance by business unit, including its historical performance versus budgets

                        o the Company's Pro Forma operating history after giving effect to the acquisition and sale of various "non-core" businesses from 1992-1998

                        o Management's Ten Year Financial Projections-- Contingency Case and No Contingency Case

                        o Assessment of non-recurring charges and one time expenses

                        o Pro Forma LBO analyses giving effect to the proposed Transaction prepared by Trace


RAMIUS CAPITAL GROUP, LLC                                                 Page 3

                                                               Executive Summary
                                                   -----------------------------
                                                       Foamex International Inc.

o     Document Review

      o drafts, in the forms furnished to us by representatives of the Company, of the Agreement and Plan of Merger (the "Merger Agreement")
      o     financing commitment letters
      o certain public filings made by the Company with the Securities and Exchange Commission

o Certain market trading data and historical trading performance for securities of the Company

o Presentation to the Special Committee of the Board of Directors, dated November 2, 1998 by The Beacon Group Capital Services, LLC

o We also met with members of senior management of the Company and Trace to discuss, among other things:

      o the historical and prospective industry environment including the Company's current position with respect to key raw material suppliers and major customers

      o     the financial condition and operating results of the Company

      o the acquisition and divestiture history and specific planned cost savings relating to the acquisition of Crain Industries, Inc. ("Crain")

      o the revised Trace offer, the Trace historical affiliation and inter-company arrangements, and the financing sources and terms

o We met with and discussed various aspects of the proposed financing with the financial institutions involved in the transaction.


RAMIUS CAPITAL GROUP, LLC                                                 Page 4

                                                               Executive Summary
                                                   -----------------------------
                                                       Foamex International Inc.

      In conducting our analysis, we have assumed and relied upon the accuracy and completeness of all financial and other material furnished to us by the Company regarding the Company, the Transaction, the industry in which the Company operates and its respective competition in that industry. We have not attempted to independently verify the information provided by the Company. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company. We were not authorized to, and did not, solicit third party indications of interest in acquiring all or part of the Company, and we were not asked to consider, and our opinions do not address, the consideration the Company might receive from another third-party purchaser, the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. We were not requested to, and did not, analyze or give any effect to the impact of any federal, state, or local income taxes to the Company's shareholders arising out of the Transaction. Although we evaluated the consideration to be received by the shareholders of the Company, we were not requested to, and did not, participate in the negotiation of the Merger Agreement and were not requested to, and did not recommend the specific consideration payable in the Transaction. In our analyses, we made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions, and other matters, based on, among other things, financial projections and information provided to us by the Company, many of which are beyond the control of the Company. Any estimates contained in our analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Our opinion is necessarily based upon information available to us, and financial, stock market, and other conditions and circumstances existing and disclosed to us, as of the date hereof.


RAMIUS CAPITAL GROUP, LLC                                                 Page 5

                                                               Executive Summary
                                                   -----------------------------
                                                       Foamex International Inc.

o In developing our opinion, we calculated a range of values for the Company using six separate valuation analyses:

      o Market Multiples Analysis based upon comparable publicly traded companies;

      o     Business Segment Analysis;

      o Adjusted Acquisition Multiples Analysis based upon the Company's acquisitions adjusted for synergies;

      o     Projected Comparable EBITDA Multiple Analysis;

      o     Discounted Cash Flow Analysis; and

      o     Leveraged Buyout Analysis.


RAMIUS CAPITAL GROUP, LLC                                                 Page 6

                                                     Factors Affecting Valuation
                                                   -----------------------------
                                                                    Introduction

o The Company's historical operating performance is a more reliable benchmark for establishing value than its projected operating results for the next five years.

o We have primarily utilized EBITDA multiples in our historical and projected valuation methodologies because we believe it is a more accurate reflection of the Company's true operating results versus comparable companies.

o The Company does not appear to be a likely takeover candidate for strategic buyers or other financial buyers.


RAMIUS CAPITAL GROUP, LLC                                                 Page 7

                                                     Factors Affecting Valuation
                                                   -----------------------------
                                                    Overview of Economic Climate

o General economic indicators used by the Company to monitor trends indicate a higher possibility of an economic slowdown than previously thought.

      o Record levels of consumer debt in the U.S. may limit continued growth in consumer spending.

      o Record levels of U.S. households are investing their wealth in financial assets. This may make consumers less likely to spend in the face of increased market volatility - "The Wealth Effect".

      o As a result of the economic expansion over the past decade, any slow down will likely result in over capacity in many industries. This will likely result in increased pricing pressure, which will have the greatest adverse effect on producers of intermediate goods like the Company.


RAMIUS CAPITAL GROUP, LLC                                                 Page 8

                                                     Factors Affecting Valuation
                                                   -----------------------------
                                                     Overview of Core Businesses

o In its Automotive and Foam Products businesses, the Company has historically had little pricing power leaving margins under periodic pressure.

      o Potential price increases in chemical raw materials would adversely impact margins.

      o Because the Company is essentially a commodity manufacturer, the Company has never enjoyed prolonged periods where it can pass on raw material price increases to its customers.

      o Despite its market share, the Company's competitors primarily utilize price to compete, particularly in an economic slowdown. The effect of this competition has historically offset any lower input price advantages.

      o The Company's primary customers (JCI and Lear) have increased pressure on their vendors to compete on price and have shown a willingness to move business to the low cost provider.

o The Company's Carpet Cushion business has recently performed well, but may be affected by a slowdown in consumer demand as new home sales and re-sales of homes decrease.

o The Company's higher margin Technical Products business has come under pressure due to the worldwide slowdown in the sale of printers and other high tech products.

o The Company's new initiatives in Asia and Latin America have been hampered by global economic turmoil.


RAMIUS CAPITAL GROUP, LLC                                                 Page 9

                                                     Factors Affecting Valuation
                                                --------------------------------
                                                Overview of Company's Financials

Pro Forma Actual Results
(dollars in millions)

                                         1997(a)                                                     1998
                 ------------------------------------------------------      ------------------------------------------------------
                                                                                                                             LTM
                   Q1          Q2           Q3        Q4(b)     FYE(b)         Q1          Q2          Q3         Q4 E    9/30/98(b)
                 ------      ------      ------      ------    --------      ------      ------      ------      ------    --------
Sales            $296.1      $305.7      $310.1      $309.2    $1,221.1      $313.8      $298.5      $332.7      $342.6    $1,254.2

Gross Profit      $52.5       $55.2       $50.0       $43.6      $201.3       $51.2       $56.9       $56.7       $64.3      $208.4
Margin             17.7%       18.1%       16.1%       14.1%       16.5%       16.3%       19.1%       17.0%       18.8%       16.6%

EBIT              $29.2       $32.1       $26.6       $20.2      $108.1       $28.8       $36.0       $36.9       $43.6      $121.9
Margin              9.9%       10.5%        8.6%        6.5%        8.9%        9.2%       12.1%       11.1%       12.7%        9.7%

EBITDA            $36.8       $40.1       $34.8       $30.8      $142.5       $37.4       $44.9       $46.1       $54.1      $159.2
Margin             12.4%       13.1%       11.2%       10.0%       11.7%       11.9%       15.0%       13.9%       15.8%       12.7%

----------

(a) Pro Forma for Crain, SIMCO and Dalton, but not reflecting any savings related to the Crain Acquisition.

(b) Includes $20 million addback to EBIT as a result of management identified non-recurring expenses which occurred in the fourth quarter 1997.

E indicates estimated.


RAMIUS CAPITAL GROUP, LLC                                                Page 10

                                                     Factors Affecting Valuation
                                                --------------------------------
                                                Overview of Company's Financials

Company Projections
-------------------

      o The Company's projections, even in the contingency case, indicate that the Company will sustain operating margins in excess of those achieved historically.

         (dollars in millions)

                                                       1998          1999          2000          2001          2002          2003
                                                     --------      --------      --------      --------      --------      --------
Sales                                                $1,287.6      $1,416.4      $1,456.2      $1,524.0      $1,581.4      $1,641.5

Cost of Goods Sold                                   $1,058.5      $1,158.3      $1,191.5      $1,246.2      $1,292.8      $1,341.2
                                                     --------      --------      --------      --------      --------      --------

Gross Profit                                           $229.1        $258.1        $264.8        $277.9        $288.7        $300.3
Margin                                                   17.8%         18.2%         18.2%         18.2%         18.3%         18.3%

Selling, General, & Administrative                      $81.9         $83.4         $84.7         $86.8         $88.4         $90.2
Contingency                                              $2.0         $17.0         $18.0         $10.0          $5.0          $4.0
                                                     --------      --------      --------      --------      --------      --------

Contingency           EBIT                             $145.2        $157.7        $162.1        $181.1        $195.2        $206.1
                      Margin                             11.3%         11.1%         11.1%         11.9%         12.3%         12.6%
                      EBITDA                           $182.5        $193.8        $198.2        $217.2        $231.3        $242.2
                      Margin                             14.2%         13.7%         13.6%         14.3%         14.6%         14.8%

No Contingency        EBIT                             $147.2        $174.7        $180.1        $191.1        $200.2        $210.1
                      Margin                             11.4%         12.3%         12.4%         12.5%         12.7%         12.8%
                      EBITDA                           $184.4        $210.8        $216.2        $227.2        $236.3        $246.2
                      Margin                             14.3%         14.9%         14.8%         14.9%         14.9%         15.0%



RAMIUS CAPITAL GROUP, LLC                                                Page 11

                                                     Factors Affecting Valuation
                                                --------------------------------
                                                Overview of Company's Financials

EBITDA Margins of Comparable Companies

                                        Average         Average FMXI Pro Forma
                                     EBITDA Margin      Historical EBITDA Margin
                          ------------------------------------------------------
Home Furnishings:
Armstrong World Industries              20.5%
Culp                                     9.7%
Synthetic Industries                    18.4%
Springs Industries                      11.1%
Mohawk Industries                        9.6%
British Vita                             8.8%
Recticel                                 6.8%
                          ------------------------------------------------------
                          Average       12.1%                    11.5%
                          ------------------------------------------------------

Auto Interior Components:
Collins & Aikman                        11.5%
Johnson Controls                         8.3%
Lear                                     8.3%
Magna                                   11.0%
British Vita                             8.8%
Recticel                                 6.8%
                          ------------------------------------------------------
                          Average        9.1%                    11.5%
                          ------------------------------------------------------


RAMIUS CAPITAL GROUP, LLC                                                Page 12

                                                     Factors Affecting Valuation
                                                --------------------------------
                                                Overview of Company's Financials

FMXI Pro Forma Historical Financial Summary
(Dollars in millions)

                                                                                                                          Pro Forma
                                                                                                     1997          1997     1998 as
                                       1992     1993(a)    1994      1995      1996    1997(d)   Combined     Pro Forma    Adjusted
                                     ----------------------------------------------------------------------------------------------
SALES                                  $501.7    $684.3    $833.7    $862.8    $926.4    $931.1  $1,250.1(j)  $1,250.1(k)  $1,290.9

Less: Contribution by General Felt
      and Great Western(b)                       (153.1)
Plus: General Felt for
      fiscal year ended
      January 3, 1993                   190.8
Plus: Great Western for
      fiscal year ended
      January 3, 1993                    90.5
Plus: General Felt for
      period prior to acquisition
      on March 23, 1993                            37.8
Plus: Great Western for period
      prior to acquisition on
      May 1, 1993                                  31.6
Plus: Contributions after
      acquisition                                  153.1
Less: Contributions of the
      Dalton  Facility sold on
      October 6, 1997                   (29.4)     31.7     (33.3)    (36.9)    (40.5)    (35.6)    (35.6)       (35.6)
Plus: Adjustments for SIMCO
      acquisition                                                                                     6.6          6.6
                                     ---------------------------------------------------------------------------------
                                        753.6     785.4     800.4     825.9     885.9     895.5   1,221.1      1,221.1
                                     ---------------------------------------------------------------------------------

GROSS PROFIT

Plus: Recticel for 9 months prior
      to acquisition in 1990             69.9     $93.7(i)  142.4     100.7     153.2     143.3     212.8        212.8
Plus: General Felt for fiscal year
      ended January 3, 1993              23.0
Plus: Great Western for fiscal year
      ended January 3, 1993              17.1
Plus: General Felt for period prior
      to acquisition on March 23, 1993              3.5
Plus: Great Western for period prior
      to acquisition on May 1, 1993(c)              4.7
Less: Dalton Facility(e)                 (3.2)     (3.5)     (6.3)     (5.8)     (7.3)     (6.4)     (6.4)        (6.4)
Plus: Adjustments for SIMCO acquisition(f)                                                            1.3          1.3
Pro Forma COGS Acquisition
      adjustments(g)                                                                                (22.0)
                                     ---------------------------------------------------------------------------------
                                        106.8      98.4     136.1      94.9     145.9     136.9     185.7       $207.7(k)
                                     ---------------------------------------------------------------------------------

                                     ---------------------------------------------------------------------------------
Margin                                   14.2%     12.5%     17.0%     11.5%     16.5%     15.3%     15.2%        17.0%
                                     ---------------------------------------------------------------------------------


EBDAIT
Actual EBDAIT                            58.2      66.8     107.4      77.6     117.6     118.3    $146.8(j)     146.8
Estimated EBDAIT

Plus: General Felt for fiscal year
      ended January 3, 1993              14.0
Plus: Great Western for fiscal year
      ended January 3, 1993               6.3
Plus: General Felt for period
      prior to acquisition on
      March 23, 1993                                1.5
Plus: Great Western for period
      prior to acquisition on
      May 1, 1993                                   2.9
Less: Dalton Facility(e)                 (3.3)     (3.6)     (5.3)     (4.9)     (6.0)      (5.1)     (5.1)        (5.1)
Plus: Adjustments for SIMCO
      acquisition(f)                                                                                  0.7          0.7
Adjustments for Cost Savings,
      Synergies, and Incremental
      Management Fee(h)                                                                                           65.6
                                     ----------------------------------------------------------------------------------------------
Adjusted EBDAIT                          75.2      67.6     102.1      72.7     111.6     113.2     142.4       $208.0(k)     200.3
                                     ----------------------------------------------------------------------------------------------

                                     ----------------------------------------------------------------------------------------------
Adjusted EBDAIT margin                   10.0%      8.6%     12.8%      8.8%     12.6%     12.6%     11.7%        17.0%        15.5%
                                     ----------------------------------------------------------------------------------------------

a: Actual data includes the results of operations of General Felt and Great Western from March 23 and May 1, 1993, respectively.

b: Represents contributions from General Felt and Great Western from March 23 and May 1, 1993, respectively.

c: Results for Great Western do not include the period from April 4 - May 1, 1993, which was prior to the acquisition.

d: Does not include Crain acquisition completed on December 23, 1997.

e: 1992 financials based on 1993 fiscal year, with the average growth from 1993-94 and 1994-95 backed out. The profit and EBDAIT margins are assumed to be the same as in 1993 (10.95% and 11.38%, respectively).

f: SIMCO's financials prior to acquisition by Crain in May 1997.

g: Consists of reclassifications to COGS.

h: Includes $60.1 million in savings for going forward synergies, $12.131 in corporate overhead and pricing savings, and $7.5 million in incremental management fee and amortization.

i: Gross Profit represents reported $96.0 million less $2.263 million for Perfect Fit for period from November 19, 1993 to January 4, 1994.

j: Includes Foamex and Crain historical financials.

k: Pro Forma for Crain Acquisition, Crain's acquisition of SIMCO, Foamex's sale of Dalton Facility, management fees, and synergies.

RAMIUS CAPITAL GROUP, LLC                                                Page 13

                                                     Factors Affecting Valuation
                                                   -----------------------------
                                                Overview of Company's Financials

Observations:

o While the Company's projected margins are between 14% and 15%, its historical margins and those of comparable companies average between 9% and 12%.

o     Sales growth in the projections continues in an upward trend indefinitely.

o Projections assume that the expansion in EBITDA margins currently being enjoyed by the Company will continue indefinitely.

o Furthermore, the Company has a history of not meeting its financial expectations on a consistent basis.

Conclusions:

o The valuation results based on management's projections are highly sensitive to growth and margin assumptions.

o As a result, we applied less weight to the Projected Performance Valuation Methodologies that utilize these projections than to the Historical Based Valuation Methodologies which rely primarily on the Company's actual financial results.


RAMIUS CAPITAL GROUP, LLC                                                Page 14

                                                     Factors Affecting Valuation
                                               ---------------------------------
                                               Overview of Financing Marketplace

      o  The High Yield financing market has changed dramatically.


                          [Graphic performance chart]


                              DLJ High Yield Index

                 Yield to Worst    Spread to Worst
   1/8/98            9.16%             +380bp
  1/15/98            9.10%             +376bp
  1/22/98            9.10%             +369bp
  1/29/98            9.07%             +365bp
  2/5/98             8.99%             +352bp
  2/12/98            8.96%             +353bp
  2/19/98            8.97%             +353bp
  2/26/98            9.06%             +346bp
   3/5/98            9.16%             +349bp
  3/12/98            9.13%             +362bp
  3/19/98            9.07%             +354bp
  3/26/98            9.05%             +341bp
   4/2/98            9.04%             +352bp
   4/9/98            9.02%             +351bp
  4/16/98            9.05%             +352bp
  4/23/98            9.07%             +342bp
  4/30/98            9.19%             +357bp
   5/7/98            9.17%             +357bp
  5/14/98            9.32%             +367bp
  5/20/98            9.36%             +378bp
  5/28/98            9.39%             +383bp
   6/4/98            9.38%             +381bp
  6/11/98            9.39%             +395bp
  6/18/98            9.54%             +403bp
  6/25/98            9.55%             +408bp
  6/30/98            9.55%             +409bp
   7/9/98            9.48%             +408bp
  7/16/98            9.42%             +395bp
  7/23/98            9.39%             +396bp
  7/30/98            9.43%             +395bp
   8/6/98            9.63%             +422bp
  8/13/98            9.90%             +453bp
  8/20/98           10.08%             +476bp
  8/27/98           10.72%             +573bp
   9/2/98           11.22%             +622bp
  9/10/98           11.28%             +659bp
  9/17/98           11.35%             +660bp
  9/24/98           11.23%             +670bp
  10/1/98           11.25%             +705bp
  10/7/98           11.53%             +725bp
 10/14/98           11.99%             +779bp
 10/21/98           11.92%             +753bp
 10/28/98           11.81%             +751bp


RAMIUS CAPITAL GROUP, LLC                                                Page 15

                                                     Factors Affecting Valuation
                                                   -----------------------------
                                               Overview of Financing Marketplace

o A High Yield financing with respect to the current transaction is most likely not feasible in the current marketplace.

      o Bond inventories at many firms, which turn over more quickly in better markets, are now being liquidated, often at losses, over a longer duration. It is now more difficult to sell a highly regarded new issue and virtually impossible to sell lower grade issues.

      o Trace approached a number of institutions that continued to look at financing the original offer as recently as the end of September, but none of them were willing to make a commitment on a bridge loan to a high yield offering.

o Traditional senior lenders have become more stringent due to a worldwide credit crunch as well as their perception that the Company will have a more difficult time meeting its projections in a cyclical downturn.

o Senior lenders involved in the Transaction indicated that they will lend up to an aggregate 4X pro forma 1998 EBITDA in this environment, effectively capping the senior bank debt availability at $800 million.


RAMIUS CAPITAL GROUP, LLC                                                Page 16

                                                               Valuation Summary
                                                               -----------------

                  Historical Performance Valuation Analyses(a)

                                                Contingency       No Contingency
                                              ---------------    ---------------
                                               Low      High       Low     High
                                              ------   ------    ------   ------
Market Multiples Analysis                     $11.65 - $14.91    $11.65 - $14.91
Business Segment Analysis                     $ 8.77 - $16.16    $ 8.77 - $16.16
Adjusted Acquisition Multiples Analysis       $ 9.13 - $13.02    $ 9.13 - $13.02


                    Projected Performance Valuation Analyses

                                                Contingency       No Contingency
                                              ---------------    ---------------
                                               Low      High       Low     High
                                              ------   ------    ------   ------
Projected Comparable EBITDA
Multiples Analysis                            $ 8.08 - $12.86    $11.57 - $13.35
Discounted Cash Flow Analysis                 $11.28 - $19.96    $12.65 - $21.50
LBO Analysis                                  $11.54 - $13.53    $12.03 - $14.03

(a) Includes $20 million addback to EBIT as a result of management identified non-recurring expenses which occurred fourth quarter 1997.


RAMIUS CAPITAL GROUP, LLC                                                Page 17

                                                                       Valuation
                                                   -----------------------------
                                                       Market Multiples Analysis

o The multiples used for the Market Multiple Analysis are derived by dividing the public valuations of comparable companies by certain measures of operating performance such as revenue, earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings before interest and taxes ("EBIT"), and net income. Revenue, EBITDA, and EBIT multiples are based on total enterprise value divided by each financial measure, respectively. Total enterprise value is defined as the market value of common stock, plus total debt, less cash and cash equivalents. Total enterprise value is essentially the value of a company assuming an un-leveraged capital structure. The net income multiples are derived by dividing the market value of the common stock in aggregate by net income.

o We used these multiples to calculate a range of public market values for the Company to develop an implied market multiple valuation of the Company. Total enterprise multiples were developed using revenue, EBITDA, and EBIT multiplies. We generated the market value of the Company's equity by utilizing latest twelve months ending 9/30/98, subtracting outstanding debt and adding excess cash and cash equivalents, if any, on a pro forma basis to reflect the Crain acquisition. In addition, we added $20 million in non-recurring expenses identified by management back to EBIT.


RAMIUS CAPITAL GROUP, LLC                                                Page 18

                                                                       Valuation
                                                   -----------------------------
                                                       Market Multiples Analysis

o We examined six companies in the automotive interior components industry including:

      o Collins & Aikman Corporation, Johnson Controls, Inc., Lear Corporation, Magna International, Inc., British Vita PLC, and Recticel S.A.

o     We examined seven companies in the home furnishings industry including:

      o Armstrong World Industries, Inc., Culp, Inc., Synthetic Industries, Inc., Springs Industries, Inc., Mohawk Industries, Inc., British Vita PLC, and Recticel S.A.

o     We examined three companies in the technical products industry including:

      o     Chemfab Corporation, Furon Company, and British Vita PLC


RAMIUS CAPITAL GROUP, LLC                                                Page 19

                                                                       Valuation
                                                   -----------------------------
                                                       Market Multiples Analysis

o The following factors must be considered when analyzing a Market Multiples Analysis of the Company.

      o We primarily considered EBITDA multiples because the Company's historical acquisitions cause an understatement of depreciation.

      o     There are no exact comparable public companies for the Company.

      o Automotive Products, Home Furnishings, and Technical Products were the three industries that we selected as most comparable to the Company's business.

      o The Company operates in more of a commodity business with fewer value added products than the industries selected.


RAMIUS CAPITAL GROUP, LLC                                                Page 20

                                                                       Valuation
                                                       -------------------------
                                                       Market Multiples Analysis

Pro forma for Crain Acquisition and $20 million in non-recurring expenses (a)

                                                                            Price Update Date        11/4/98    11/4/98    11/4/98
                                     -------------------------------   ---------------------------   ------------------------------
                                                  Revenue                         EBITDA                        EBIT
                                     -------------------------------   ---------------------------   ------------------------------
Market Multiples Analysis            Auto        Home       Technical  Auto       Home    Technical  Auto       Home       Technical
                                     Interiors   Furn.      Products   Interiors  Furn.   Products   Interiors  Furn.      Products
                                     --------    --------   --------   --------   ------  --------   --------   --------   --------

Median multiples                         0.6x        0.7x       0.9x       6.4x     6.2x      7.2x      10.0x       9.9x       9.9x
FMXI Pro forma LTM 9/30/98           $1,254.2    $1,254.2   $1,254.2     $159.2   $159.2    $159.2     $121.9     $121.9     $121.9
Unlevered Market Value                 $770.8      $905.2   $1,182.4   $1,022.3   $982.8  $1,148.0   $1,212.7   $1,209.7   $1,209.7
FMXI Net Debt 9/30/98                  $801.5      $801.5     $801.5     $801.5   $801.5    $801.5     $801.5     $801.5     $801.5
                                     --------    --------   --------   --------   ------  --------   --------   --------   --------
Market Value                           ($30.7)     $103.6     $380.9     $220.8   $181.3    $346.5     $411.1     $408.2     $408.2
f.d. Shares Outstanding                  25.3        25.3       25.3       25.3     25.3      25.3       25.3       25.3       25.3
                                     --------    --------   --------   --------   ------  --------   --------   --------   --------
Value per Share Auto Interiors             NM                             $8.73                        $16.25
Value per Share Home Furnishings                    $4.10                          $7.17                          $16.13
Value per Share Technical Products                            $15.06                        $13.70                           $16.13

                                       ---------------------------------
                                       EBIT/EBITDA                Mean
                                                                  ------
                                       Auto Interiors             $12.49
                                       Home Furnishings           $11.65
                                       Technical Products         $14.91
                                       ---------------------------------

(a) Includes $20 million addback to EBIT as a result of management identified non-recurring expenses which occurred in the fourth quarter 1997.

RAMIUS CAPITAL GROUP, LLC                                                Page 21

                                                                       Valuation
                                                       -------------------------
                                                       Market Multiples Analysis
Automotive Interior Components
(000's)

                    11/4/98        CKC            JCI           LEA          MGA*      BVIT**       GECH***       Mean      Median
                              ----------     -----------    ----------   ---------    -------    -----------     -----      ------
Latest Financial                 6/27/98         6/30/98       6/27/98     7/31/98    6/30/98       6/30/98
10-K Date                       12/27/97         9/30/97      12/31/97     7/31/98    12/31/97     12/31/97
Stock Price                        $7.31          $57.50        $35.19      100.35       2.55        420.00
Shares Out.                       63,990          84,688        67,115      73,071    223,600        15,268
Market Value (MV)               $467,925      $4,869,575    $2,361,600   7,332,675    570,180     6,412,560
Unlevered Market Value (UMV)  $1,248,052      $6,146,675    $3,676,400   6,823,375    587,680    15,218,612
LTM Revenue                   $1,739,229     $12,014,300    $7,986,700   9,190,800    814,300    39,469,216
LTM EBITDA                      $151,765      $1,020,200      $694,600     990,200     86,200     2,875,520
LTM EBIT                         $88,106        $649,700      $492,700     684,000     59,200     1,163,669
LTM Net Income                  ($11,200)       $294,566      $218,200     506,200     47,100       445,373
Book Value                      ($66,417)     $1,846,100    $1,318,200   4,945,400    300,400     9,861,854
Tangible Book Value            ($337,730)       $313,500     ($471,300)  4,480,800    270,400     9,591,862
Gross Margin                        13.2%           14.7%         10.6%       17.5%      24.8%         38.2%      19.8%       16.1%
EBIT Margin                          5.1%            5.4%          6.2%        7.4%       7.3%          2.9%       5.7%        5.8%
EBITDA Margin                        8.7%            8.5%          8.7%       10.8%      10.6%          7.3%       9.1%        8.7%
Net Income Margin                   -0.6%            2.5%          2.7%        5.5%       5.8%          1.1%       2.8%        2.6%
Current Ratio                        1.5x            0.9x          0.9x        1.4x        NM           2.3x       1.4x        1.4x
Quick Ratio                          0.7x            0.6x          0.6x        1.0x        NM           0.2x       0.6x        0.6x
Debt/Total Cap.                    109.0%           43.4%         50.5%        9.4%      16.3%         50.2%      46.5%       46.8%
UMV/LTM Revenue                      0.7x            0.5x          0.5x        0.7x       0.7x          0.4x       0.6x        0.6x
UMV/LTM EBITDA                       8.2x            6.0x          5.3x        6.9x       6.8x          5.3x       6.4x        6.4x
UMV/LTM EBIT                        14.2x            9.5x          7.5x       10.0x       9.9x         13.1x      10.7x       10.0x
MV/LTM Net Income                     NM            16.5x         10.8x       14.5x      12.1x         14.4x      13.7x       14.4x
MV/Book Value                         NM             2.6x          1.8x        1.5x       1.9x          0.7x       1.7x        1.8x
Earnings Estimate (Mean)           $0.40           $3.31         $3.04        7.10       0.22         22.25
P/EE                                18.3x           17.4x         11.6x       14.1x      11.8x         18.9x      15.3x       15.8x


Collins & Aikman Corp.                    CKC         British Vita      BVIT**
Johnson Controls Inc.                     JCI         Recticel          GECH***
Lear Corp.                                LEA
Magna Intl                                MGA*

*Stated in Canadian Dollars
**Stated in British Pounds
***Stated in Belgian Francs

RAMIUS CAPITAL GROUP, LLC                                                Page 22

                                                                       Valuation
                                                       -------------------------
                                                       Market Multiples Analysis

Home Furnishings
(000's)

                    11/4/98       ACK        CFI         SIND       SMI          MHK       BVIT**       GECH***      Mean     Median
                              ----------   --------    --------  ----------   ---------    --------   ----------    ------    ------
Latest Financial                 6/30/98     8/2/98     6/30/98      7/4/98      6/27/98    6/30/98      6/30/98
10-K Date                       12/31/97     5/3/98     9/30/97      1/3/98     12/31/97   12/31/97     12/31/97
Stock Price                       $65.63      $7.88      $14.75      $38.19       $32.31       2.55       420.00
Shares Out.                       40,015     12,995       8,669      18,460       52,375    223,600       15,268
Market Value (MV)             $2,625,982   $102,336    $127,864    $704,935   $1,692,367    570,180    6,412,560
Unlevered Market Value (UMV)  $2,953,882   $258,449    $375,055  $1,039,390   $1,941,382    587,680   15,218,612
LTM Revenue                   $2,201,700   $487,884    $360,628  $2,247,953   $2,023,102    814,300   39,469,216
LTM EBITDA                      $478,500    $41,411     $69,158    $207,937     $228,457     86,200    2,875,520
LTM EBIT                        $346,600    $23,895     $48,874    $122,954     $166,445     59,200    1,163,669
LTM Net Income                  $200,913    $10,023     $17,749     $67,297      $85,538     47,100      445,373
Book Value                      $860,400   $128,272    $114,452    $732,766     $454,058    300,400    9,861,854
Tangible Book Value             $860,400    $73,474    $114,452    $732,766     $454,058    270,400    9,591,862
Gross Margin                        33.6%      16.5%       32.8%       18.1%        23.8%      24.8%        38.2%     26.8%    24.8%
EBIT Margin                         15.7%       4.9%       13.6%        5.5%         8.2%       7.3%         2.9%      8.3%     7.3%
EBITDA Margin                       21.7%       8.5%       19.2%        9.3%        11.3%      10.6%         7.3%     12.5%    10.6%
Net Income Margin                    9.1%       2.1%        4.9%        3.0%         4.2%       5.8%         1.1%      4.3%     4.2%
Current Ratio                        1.2x       3.1x        2.5x        3.2x         2.0x        NM          2.3x      2.4x     2.4x
Quick Ratio                          0.6x       1.3x        1.1x        1.3x         0.9x        NM          0.2x      0.9x     1.0x
Debt/Total Cap.                     31.2%      55.1%       68.4%       31.4%        35.4%      16.3%        50.2%     41.1%    35.4%
UMV/LTM Revenue                      1.3x       0.5x        1.0x        0.5x         1.0x       0.7x         0.4x      0.8x     0.7x
UMV/LTM EBITDA                       6.2x       6.2x        5.4x        5.0x         8.5x       6.8x         5.3x      6.2x     6.2x
UMV/LTM EBIT                         8.5x      10.8x        7.7x        8.5x        11.7x       9.9x        13.1x     10.0x     9.9x
MV/LTM Net Income                   13.1x      10.2x        7.2x       10.5x        19.8x      12.1x        14.4x     12.5x    12.1x
MV/Book Value                        3.1x       0.8x        1.1x        1.0x         3.7x       1.9x         0.7x      1.7x     1.1x
Earnings Estimate (Mean)           $5.30      $0.45       $2.03       $2.69        $1.96       0.22        22.25
P/EE                                12.4x      17.5x        7.3x       14.2x        16.5x      11.8x        18.9x     14.1x    14.2x
Armstrong World Industries, Inc.   ACK       Mohawk Industries, Inc.     MHK
Culp, Inc.                         CFI       British Vita                BVIT**
Synthetic Industries, Inc.         SIND      Recticel                    GECH***
Springs Industries, Inc            SMI

**Stated in British Pounds
***Stated in Belgian Francs

RAMIUS CAPITAL GROUP, LLC                                                Page 23

                                                                       Valuation
                                                       -------------------------
                                                       Market Multiples Analysis

Technical Products
(O00's)

                  11/4/98       CFA         FCY      BVIT**     Mean      Median
                             --------    --------   -------     ----      ------
Latest Financial              6/30/98      8/1/98   6/30/98
10-K Date                     6/30/98     1/31/98  12/31/97
Stock Price                    $20.88      $16.81      2.55
Shares Out.                     7,818      18,298   223,600
Market Value (MV)            $163,201    $307,635   570,180
Unlevered Market Value (UVM) $152,102    $463,975   587,680
LTM Revenue                  $104,460    $492,137   814,300
LTM EBITDA                    $20,663     $64,344    86,200
LTM EBIT                      $15,880     $41,345    59,200
LTM Net Income                $10,932     $22,231    47,100
Book Value                    $72,354     $91,186   300,400
Tangible Book Value           $62,428     ($2,041)  270,400
Gross Margin                     34.3%       31.9%     24.8%     30.4%     31.9%
EBIT Margin                      15.2%        8.4%      7.3%     10.3%      8.4%
EBITDA Margin                    19.8%       13.1%     10.6%     14.5%     13.1%
Net Income Margin                10.5%        4.5%      5.8%      6.9%      5.8%
Current Ratio                    3.5x         2.1x       NM       2.8x      2.8x
Quick Ratio                      2.1x         1.1x       NM       1.6x      1.6x
Debt/Total Cap.                  0.00%       63.7%     16.3%      0.3x      0.2x
UMV/LTM Revenue                  1.5x         0.9x      0.7x      1.0x      0.9x
UMV/LTM EBITDA                   7.4x         7.2x      6.8x      7.1x      7.2x
UMV/LTM EBIT                     9.6x        11.2x      9.9x     10.2x      9.9x
MV/LTM Net Income               14.9x        13.8x     12.1x     13.6x     13.8x
MV/Book Value                    2.3x         3.4x      1.9x      2.5x      2.3x
Earnings Estimate (Mean)        $1.58        $1.29      0.22
P/EE                            13.2x        13.0x     11.8x     12.7x     13.0x

Chemfab Corp                                 CFA
Furon Co.                                    FCY
British Vita                                 BVIT**

**Stated in British Pounds

RAMIUS CAPITAL GROUP, LLC                                                Page 24

                                                                       Valuation
                                                   -----------------------------
                                                       Business Segment Analysis

o The Company currently operates in five business units. The business units include:

      o     Carpet Cushion, Foam Products, Automotive, Technical, and
            International

o We allocated Selling, General, and Administrative to each unit pro rata by sales to determine EBIT by operating unit. Depreciation and amortization were then allocated to each unit pro rata by sales in order to determine EBITDA by operating unit.

o Industry multiples were applied to each unit according to the median market multiples analysis of each unit's industry specialty.

      o     Carpet Cushion and Foam Products were classified as Home
            Furnishings.

      o     Automotive was classified as Automotive Interior Components.

      o     Technical was classified as Technical Products.

      o International was assigned an average of the Automotive Parts and Home Furnishings multiples.

o The sum of each business unit's enterprise value was considered the enterprise value of the Company. We then subtracted net debt to realize an equity value for the business.

o Each of the three business segments in which the Company operates trades at a different value. Since each comparable industry represents specific business units of the Company, we applied the corresponding industry multiples to the representative business unit.


RAMIUS CAPITAL GROUP, LLC                                                Page 25

                                                                       Valuation
                                                       -------------------------
                                                       Business Segment Analysis

Pro forma for Crain Acquisition and $20 million in non-recurring expenses (a)

                                                               ------------------------------      -------------------------------
                                                                 LTM                                 LTM
                                                               9/30/98     EBITDA   Enterprise     9/30/98      EBIT      Enterprise
Business Segment              Applicable Industry Multiple     EBITDA     Multiple     Value         EBIT     Multiple       Value

Carpet Cushion                Home Furnishings                 $35.27       6.2x      $217.7        $26.34       9.9x       $261.5
Foam Products                 Home Furnishings                 $58.56       6.2x      $361.5        $41.06       9.9x       $407.6
Automotive                    Auto Interior Comp.              $29.17       6.4x      $187.3        $22.18      10.0x       $220.7
Technical                     Technical Products               $31.63       7.2x      $228.1        $29.22       9.9x       $290.1
International: Mexico/Asia    Auto/Home                         $4.59       6.3x       $28.9         $3.06       9.9x         30.4
                                                                                       -----                                  ----


                                                               Total Company        $1,023.5       Total Company          $1,210.3
                                                               Net Debt 9/30/98       $801.5       Net Debt 9/30/98         $801.5
                                                                                      ------                                ------
                                                               Equity Value           $221.9       Equity Value             $408.8
                                                               f.d. Shares             $25.3       f.d. Shares               $25.3
                                                                                       -----                                 -----
                                                               Value per Share         $8.77       Value per Share          $16.16
                                                               ------------------------------      -------------------------------

(a) Includes $20 million addback to EBIT as a result of management identified non-recurring expenses which occurred in the fourth quarter 1997.

RAMIUS CAPITAL GROUP, LLC                                                Page 26

                                                                       Valuation
                                                   -----------------------------
                                                  Acquisition Multiples Analysis

o This analysis applies a similar methodology as the Market Multiples Analysis, but relies upon multiples derived from merger and acquisition transactions involving target companies similar to the Company. For purposes of this analysis we analyzed comparable mergers and acquisitions in both the automotive interior components industry and the home furnishings industry completed between 1995 and today.

o For all of the comparable merger and acquisition transactions, we derived mean and median multiples using various financial measures, including revenue, EBITDA and EBIT multiples. For each of the transactions considered, purchase price equals the amount paid for the target's equity, and total enterprise value equals purchase price, plus the target's outstanding interest-bearing debt, less cash and cash equivalents purchased.

o Like the Market Multiples Analysis, we calculated an acquisition multiple valuation for the Company by utilizing median acquisition multiples to develop a valuation range. We used the Company's latest twelve months ending September 30, 1998 financials on a pro forma basis to reflect the Crain acquisition and added back $20 million in non-recurring expenses identified by management. Equity valuations for the Company based on revenues, EBITDA and EBIT are calculated by multiplying its revenues, EBITDA, and EBIT by the respective multiples, then subtracting total debt and adding cash and cash equivalents, if any.


RAMIUS CAPITAL GROUP, LLC                                                Page 27

                                                                       Valuation
                                                  ------------------------------
                                                  Acquisition Multiples Analysis

Pro forma for Crain Acquisition and $20 million in non-recurring expenses (a)

                                               Revenue                           EBITDA                            EBIT
                                        -----------------------          -----------------------          -----------------------
Acquisition Multiples Analysis          Auto        Home                 Auto        Home                 Auto        Home
                                        Interiors   Furnishings          Interiors   Furnishings          Interiors   Furnishings
                                        ---------   -----------          ---------   -----------          ---------   -----------

Median multiples                              0.8x         0.7x                 7.9x        7.4x              11.5x        8.7x
FMXI Pro forma LTM 9/30/98               $1,254.2     $1,254.2               $159.2      $159.2             $121.9      $121.9
Unlevered Market Value                     $946.9       $928.1             $1,249.8    $1,178.2           $1,395.3    $1,060.2
FMXI Net Debt 9/30/98                      $801.5       $801.5               $801.5      $801.5             $801.5      $801.5
                                           ------       ------               ------      ------             ------      ------
Market Value                               $145.4       $126.6               $448.3      $376.6             $593.8      $258.7
Shares Outstanding                           25.3         25.3                 25.3        25.3               25.3        25.3
                                             ----         ----                 ----        ----               ----        ----
Value per Share Auto Interiors              $5.75                            $17.72                         $23.47
Value per Share Home Furnishings                         $5.00                           $14.89                         $10.22

(a) Includes $20 million addback to EBIT as a result of management identified non-recurring expenses which occurred in the fourth quarter 1997.

RAMIUS CAPITAL GROUP, LLC                                                Page 28

                                                                      Valuation
                                                               ----------------
                                                 Acquisition Multiples Analysis
Automotive Interior Components Industry
($ in Millions except per share data)

                                                                                                          Equity
                                                                                                      Consideration as
                                                                                                      ----------------
                Target/Acquirer                                                      Consideration        Net   Book
Effective Date  (Target's Major Products)                                          Equity  Aggregate    Income  Value
--------------  ------------------------                                           ------  ---------    ------  -----
Pending         Becker Group/Johnson Controls Inc.                                  $550     $550         NA     NA
                (Automotive interior supplier)
Nov-97          AlliedSignal's Safety Restraint Systems Division/Breed
                Tech. Inc.                                                           710      688         21.8x  3.lx
                (Manufactures seat-belts and airbags)
Jul-97          JPS Automotive L.P. (Collins & Aikman)/Safety
                Components Intl, Inc.                                                 56       57         13.3   1.0
                (Manufacturer and supplier of fabric to the airbag industry)
May-97          Keiper Car Seating Gmbh/Lear Corporation                              NA      237          NA     NA
                (Manufactures seating systems for Mercedes, Audi & VW)
Dec-96          JPS Automotive L.P./Collins & Aikman Corp.*                           28      220          NM    0.3
                (Manufactures automotive carpets and synthetic industrial fabrics)
Aug-96          Douglas & Lomason/Magna Intl                                         139      222         12.5   1.5
                (Automotive seating systems, frames, covers and mechanisms)
Aug-96          Foamex (JPS Automotive)/Collins & Aikman                              22      220          2.5a  0.2a
                (Automotive interior textile and plastic interior trim)
Jul-96          Prince Automotive/Johnson Control Inc.                             1,269    1,350         18.6  10.1a
                (Automotive interior floor and ceiling consoles,
                door panels and arm rests)
May-96          Masland Corp./Lear Corp.                                             385      483         21.3   3.9
                (Automotive interior components)
Jan-96          Larizza Industries/Collins & Aikman Corp.                            144      178         10.3   6.6a
                (Door panels, headrests, floor console and instrument
                panel components)
Jul-95          Automotive Industries/Lear Corp.                                     644      926         17.0   2.7
                (Automotive interiors)
Jan-95          Bostrom Seating Inc./Johnstown America Industries                     19       32          9.0    NM
                (Seating for trucks)                                                ------------------------------------------
                                                                                    Mean:      15.5x      2.lx     0.8x   7.5x
* = results calculated by annualizing nine months ended Sep. 29, 1996               Median:    15.2x      2.lx     0.8x   7.9x
a = Excluded from the calculation of the mean and median                            High:      21.8x      3.9x     1.6x  10.1x
                                                                                    Low:        9.0x      0.3x     0.4x   5.0x
                                                                                    ------------------------------------------

                                                                                  Aggregate Consideration
                                                                                             as a
                                                                                         Multiple of:
                                                                                   -----------------------
                Target/Acquirer                                                         Net
Effective Date  (Target's Major Products)                                              Sales EBITDA EBIT
--------------  ------------------------                                               ----- ------ ----
Pending         Becker Group/Johnson Controls Inc.                                      0.4x    NA   NA
                (Automotive interior supplier)
Nov-97          AlliedSignal's Safety Restraint Systems Division/Breed
                Tech. Inc.                                                              0.8    9.2x 14.9x
                (Manufactures seat-belts and airbags)
Jul-97          JPS Automotive L.P. (Collins & Aikman)/Safety
                Components Intl, Inc.                                                   0.8    7.2  11.0
                (Manufacturer and supplier of fabric to the airbag industry)
May-97          Keiper Car Seating Gmbh/Lear Corporation                                0.4     NA    NA
                (Manufactures seating systems for Mercedes, Audi & VW)
Dec-96          JPS Automotive L.P./Collins & Aikman Corp.*                             0.8    5.6   9.6
                (Manufactures automotive carpets and synthetic industrial fabrics)
Aug-96          Douglas & Lomason/Magna Intl                                            0.4    8.5  16.6
                (Automotive seating systems, frames, covers and mechanisms)
Aug-96          Foamex (JPS Automotive)/Collins & Aikman                                1.0    5.0   7.1
                (Automotive interior textile and plastic interior trim)
Jul-96          Prince Automotive/Johnson Control Inc.                                  1.6   10.1  12.3
                (Automotive interior floor and ceiling consoles,
                door panels and arm rests)
May-96          Masland Corp./Lear Corp.                                                1.0    8.6  12.3
                (Automotive interior components)
Jan-96          Larizza Industries/Collins & Aikman Corp.                               0.9    6.9   8.5
                (Door panels, headrests, floor console and instrument
                panel components)
Jul-95          Automotive Industries/Lear Corp.                                        1.4    8.9  11.9
                (Automotive interiors)
Jan-95          Bostrom Seating Inc./Johnstown America Industries                       0.6    5.3   6.3
                (Seating for trucks)                                                ------------------
                                                                                    Mean:      11.1x
* = results calculated by annualizing nine months ended Sep. 29, 1996               Median:    11.5x
a = Excluded from the calculation of the mean and median                            High:      16.6x
                                                                                    Low:        6.3x
                                                                                    ------------------


RAMIUS CAPITAL GROUP, LLC                                               Page 29

                                                                      Valuation
                                                               ----------------
                                                 Acquisition Multiples Analysis

Home Furnishings Industry
($ in Millions except per share data)


Effective       Target/Acquirer                                          Consideration
Date           (Target's Major Products)                                Equity   Aggregate
-------------- ------------------------                                 ------   --------
Oct-98   Bibb Co. Inc/Dan River Inc. (a)                                 $ 258   $  258
         (Manufactures and markets textile products,
         principally bedroom accessories)
Oct-98   Queen Carpet Corp./Shaw Industries Inc.                           470      690
         (Manufacturer of carpets)
Jan-98   Pillowtex Corp-Finishing Division/Color-Tex International          13       NA
         (Designs, manufactures and markets bedroom
         textile furnishings)
Dec-97   Crain Industries, Inc./Foamex International Inc.(b)               115      214
         (Manufactures flexible polyurethane foam and foam products)
Jul-97   Mastercraft Group (Collins & Aikman Corp.)/
         Joan Fabrics Corp.                                                310      310
         (Manufacturer of flat-woven upholstery fabrics)
Feb-97   Floorcoverings Division (Collins & Aikman Corp.)/
         Investor Group                                                    196      196
         (Manufacturer of various floorcoverings)
Aug-96   Home Furnishings Group (Masco)/Furnishings
         International Inc.                                                765     1050
         (Manufacturer of residential furniture and
         decorative fabrics)
Apr-96   Graniteville Company (Triarc Co.)/Avondale Mills Inc.             255      255
         (Manufacturer of various textiles)
Dec-95   Thomasville Furniture Industries, Inc. (c)/INTERCO                331      339
         (Manufacturer of various home furnishings)
Nov-95   Syroco Inc. (Syratech Corp.)/Marley PLC                           140      140
         (Manufacturer of household furniture and accessories)
Jan-95   Corsair Inc./La-Z-Boy Chair Company                                73       73
         (Manufacturer of upholstered furniture)

                                                                    Equity Consideration as  Aggregate Consideration as a
                                                                         a multiple of:            Multiple of:
Effective       Target/Acquirer                                           Net    Book
Date           (Target's Major Products)                                Income   Value       Sales     EBITDA    EBIT
-------------- ------------------------                                 ------   -----       -----     ------    -----
Oct-98   Bibb Co. Inc/Dan River Inc.(a)                                    NM    60.1          1.0      26.8     151.6
         (Manufactures and markets textile products,
         principally bedroom accessories)
Oct-98   Queen Carpet Corp./Shaw Industries Inc.                           NA      NA          0.9       NA        NA
         (Manufacturer of carpets)
Jan-98   Pillowtex Corp-Finishing Division/Color-Tex International         NA      NA           NA       NA        NA
         (Designs, manufactures and markets bedroom
         textile furnishings)
Dec-97   Crain Industries, Inc./Foamex International Inc.)(b)              NM     3.2          0.7       7.4      14.3
         (Manufactures flexible polyurethane foam and foam products)
Jul-97   Mastercraft Group (Collins & Aikman Corp.)
         /Joan Fabrics Corp.                                               NA      NA          1.1       NA        NA
         (Manufacturer of flat-woven upholstery fabrics)
Feb-97   Floorcoverings Division (Collins & Aikman Corp.)/
         Investor Group                                                    NA      NA          1.4       NA        NA
         (Manufacturer of various floorcoverings)
Aug-96   Home Furnishings Group (Masco)/Furnishings
         International Inc.                                                NA      NA          1.9       NA        NA
         (Manufacturer of residential furniture and
         decorative fabrics)
Apr-96   Graniteville Company (Triarc Co.)/Avondale Mills Inc.             NA      NA          0.5       NA        NA
         (Manufacturer of various textiles)
Dec-95   Thomasville Furniture Industries, Inc. (c)/ANTERCO              14.3    10.5          0.6       NA        8.7
         (Manufacturer of various home furnishings)
Nov-95   Syroco Inc. (Syratech Corp.)/Marley PLC                           NA      NA          1.5       NA       10.9
         (Manufacturer of household furniture and accessories)
Jan-95   Corsair Inc./La-Z-Boy Chair Company                               NA      NA          0.7       NA        NA
         (Manufacturer of upholstered furniture)

RAMIUS CAPITAL GROUP, LLC                                                Page 30

                                                                      Valuation
                                                               ----------------
                                                 Acquisition Multiples Analysis

Jan-95 Galaxy Carpet Mills, Inc. (Peerless Carpet Corp.)/Mohawk Industries, Inc.       43     92     NM   1.3   0.5   12.5     NM
      (Manufacturers tufted carpets primarily for residential  use)
Dec-94 Raytex Division (Golding Industries, Inc.)/Cone Mills Corp.                     58     64     NA    NA    NA     NA     NA
      (Manufacturer of fabrics used in home furnishings)
Feb-94 Aladdin Mills/Mohawk Industries, Inc.                                          310    387   16.0   4.1   0.8    7.7   10.1
      (Manufactures carpets and rugs for residential and commercial use)
Nov-93 Perfect Fit/Foamex International Inc.                                           21     69     NA    NA   0.8   10.3   17.3
      (Manufacturer of home comfort and furnishings products)
Sep-93 Hanes Holding Company (d)/Legget & Platt                                        63    116   14.8   3.7   0.8    6.0    7.2
      (Manufacturer of woven fabrics and dies mainly for the furniture industry)
Jul-93 Carpet Division (Fieldcrest Cannon, Inc.)/Mohawk Industries, Inc.              140    140     NA   0.9   0.6     NA    6.1
      (Manufacturer of carpets and rugs)
May-93 Great Western Foam Products Corp./Foamex International Inc.                     28     38     NA    NA   0.4    5.2    6.9
      (Manufacturer and distributor of foam and foam products in the western U.S.)
Apr-93 Vintage Yarns, Inc./Unifi. Inc. (e)                                            275    342    4.9   3.7   2.0     NA    5.4
      (Manufacturer of yarns)
Mar-93 General Felt Industries, Inc./Foamex International Inc.                         30     96     NA    NA   0.5    4.7    7.4
      (Distributor and manufacturer of carpet cushion)
Oct-92 Horizon Industries, Inc./Mohawk Industries, Inc.                                87    130   24.9   1.5   0.4    7.5   15.4
      (Manufacturer of residential carpets and rugs)

                                                                                ---------------------------------------------
                                                                                Mean:    15.0x  2.6x   0.9x   7.0x   10.0x
a = Excluded from the  calculation  of the mean and median                      Median:  14.8x  3.2x   0.7x   7.4x    8.7x
(b) = Based on audited  results for  1/1/97-12/23/97 annualized                 High:    16.0x  4.lx   2.0x  10.3x   17.3x
(c) = Based on nine months ended 9/30/95 annualized                             Low:     14.3x  0.9x   0.4x   4.7x    5.4x
(d) = Based on six months  ended  7/3/93  annualized                            ----------------------------------------------
(e) = Based on six months ended 3/31/93 annualized

RAMIUS CAPITAL GROUP, LLC                                                Page 31

                                                                       Valuation
                                                   -----------------------------
                                         Adjusted Acquisition Multiples Analysis

o A pure Acquisition Multiples Analysis has limited use in valuing the Company.

      o The majority of the deals in similar industries were strategic in nature and were completed more than twelve months ago.

      o A strategic buyer with the financial capability to acquire the Company would have difficulty acquiring the Company due to Hart-Scott-Rodino issues.

      o Trace's significant minority interest is a deterrent to a buyer looking to gain control of the Company.

o In order to mitigate the limitations of a pure Acquisition Multiples Analysis, we calculated an Adjusted Acquisition Multiples Analysis.

      o In a strategic acquisition, a certain amount of EBITDA synergies are realized, partially as a result of eliminated expenses at the target company.

      o We added back 20% of the actual synergies achieved in the Company's acquisitions of Great Western, General Felt, and Crain to those target companies in order to determine the synergy adjusted financials of such companies. These adjusted financials were compared to the deal value to determine an adjusted multiple for each company.


RAMIUS CAPITAL GROUP, LLC                                                Page 32

                                                                      Valuation
                                                               ----------------
                                        Adjusted Acquisition Multiples Analysis

Adjusted Acquisitions Multiples Analysis
($ values in millions)

                                                              Equity Consideration as a
                                              Consideration          multiple of         Aggregate Consideration as a multiple of
Companies with no Synergy add-back         Equity   Aggregate    LTM Income   Book Value     LTM Sales LTM EBITDA   LTM EBIT
                                          ----------------------------------------------------------------------------------------

General Felt Industries                   $ 93.8      $95.8         NM         10.8x            0.5x       7.2x       14.7x
Crain                                     $112.7     $213.7         NM          3.lx            0.7x       7.3x       14.lx
Great Western                             $ 37.8      $38.0        17.2x        3.3x            0.4x       5.8x        7.8x


                                             20%                          Equity Consideration as a   Aggreate Consideration
                                         Proforma LTM         Consideration        multiple of             as a multiple of
Companies with 20% syngery add-back   Synergy  Savings    Equity  Aggregate LTM Income  Book value   LTM Sales LTM EBITDA LTM EBIT
                                      --------------------------------------------------------------------------------------------
General Felt Industries                     $1.40         $93.8     $95.8      NM          NM           0.5x      6.5x      12.lx
Crain                                      $14.62        $112.7    $213.7    19.2x         NM           0.7x      4.9x       7.2x
Great Western                               $0.68         $37.8     $38.0    14.5x         NM           0.4x      5.2x       6.8x
                                      --------------------------------------------------------------------------------------------
                                                                    Mean     16.8x         NM           0.5x      5.5x       8.7x
                                      --------------------------------------------------------------------------------------------
                                                                                           1998E                 Pro Forma as
                                                                                          EBITDA             adjusted 1998 EBITDA
                                                                                          ------             --------------------
                                                               FMXI                       $182.5                    $200.3
                                                               Mean Multiple                 5.5x                      5.5x
                                                                                          ------                    ------
                                                               Aggregate Value          $1,010.7                  $1,109.2
                                                               Net Debt                   $779.7                    $779.7
                                                                                          ------                    ------
                                                               Equity Value               $231.0                    $329.5
                                                               Fully Diluted Shares         25.3                      25.3
                                                               Implied Price per Share      $9.13                    $13.02


RAMIUS CAPITAL GROUP, LLC                                                Page 33

                                                                       Valuation
                                                   -----------------------------
                                   Projected Comparable EBITDA Multiple Analysis

o We identified nine of the Company's comparables in the Automotive Components and Home Furnishings industries where estimated EBIT and/or EBITDA figures for 1998 and projected EBIT and/or EBITDA figures for 1999 were available in research reports. Where we could only find EBIT information for 1999, we added the 1998 depreciation and amortization to the EBIT figures to arrive at an estimated EBITDA projection for 1999.

o We then divided the total enterprise value by the estimated and projected EBITDA for each comparable company and determined a mean and median multiple for the entire group. We applied the mean and median multiples to the Company's estimated 1998 EBITDA and projected 1999 EBITDA for both the Contingency Case and the No Contingency Case.


RAMIUS CAPITAL GROUP, LLC                                                Page 34

                                                                      Valuation
                                  ----------------------------------------------
                                  Projected Comparable EBITDA Multiple Analysis
(all amounts in millions)

                                                                                     Current                          Current
                              Current Market    Total Current      Estimated        Enterprise       Estimated      Enterprise
                                Value as of      Debt minus          FY1998         Value as a         FY1999       Value as a
                                  11/4/98       Current Cash         EBITDA         multiple of        EBITDA       multiple of
                              -------------     ------------       ---------        -----------      ---------      -----------
Company             Ticker
-------             ------
Johnson Controls    JCI          $4,864.3         $1,277.1          $1,026.6            6.0x          $1,169.8         5.2x
Lear                LEA          $2,361.6         $1,314.8            $634.1            5.8x            $701.1         5.2x
Magna               MGA*          7,931.6           (509.3)          1,007.9            7.4x           1,431.0         5.2x
Synthetic           SIND           $127.9           $247.2             $70.2            5.3x             $75.7         5.0x
Furon               FCY            $307.6           $156.3             $66.0            7.0x             $74.0         6.3x
Culp                CFI            $102.3           $156.1             $34.2            7.6x              NM            NM
Armstrong           ACK          $2,626.0           $327.9            $565.0            5.2x            $703.0         4.2x
Mohawk              MHK          $1,695.6           $249.0            $262.1            7.4x            $280.9         6.9x
Springs             SMI            $430.1           $334.5            $l99.1            3.8x            $218.8         3.5x
*stated in Canadian Dollars


Companies and their estimate sources
------------------------------------
JCI       Morgan Stanley
LEA       Morgan Stanley & DLJ
MGA       CIBC Oppenheimer
SIND      Furman Selz
FCY       Furman Selz & Wheat First Union
CFI       Furman Selz
ACK       CIBC Oppenheimer
MHK       CS First Boston
SMI       CS First Boston

                                                                             Mean        6.2x          Mean        5.2x
                                                                            Median       6.0x         Median       5.2x

                                                                            Mean       Median          Mean        Median
                                                                            ----       ------          ----        ------
                                           FMXI FYE Projected EBITDA       $182.5      $182.5         $193.8       $193.8
                                           FYE Estimated EBITDA multiple      6.2x        6.0x           5.2x         5.2x
                                           Enterprise Value              $1,126.8    $1,091.8       $1,005.9     $1,010.7

                      Contingency          Net Debt                        $801.5      $801.5         $801.5       $801.5
                                           Equity Value                    $325.3      $290.3         $204.4       $209.2

                                           Fully Diluted Shares              25.3        25.3           25.3         25.3
                                           Value/Share                      $12.86      $11.47          $8.08        $8.27

                                                                            Mean        Median         Mean        Median
                                           FMXI FYE Projected EBITDA       $184.5      $184.5         $210.8       $210.8
                                           FYE Estimated EBITDA multiple      6.2x        6.0x           5.2x         5.2x
                                           Enterprise Value              $1,139.2    $1,103.8       $1,094.1     $1,099.4

                    No Contingency         Net Debt                        $801.5      $801.5          $801.5      $801.5
                                           Equity Value                    $337.7      $302.3          $292.6      $297.9
                                           Fully Diluted Shares              25.3        25.3            25.3        25.3
                                           Value/Share                     $13.35       $11.95          $11.57      $11.78


RAMIUS CAPITAL GROUP, LLC                                                Page 35

                                                                       Valuation
                                                   -----------------------------
                                                   Discounted Cash Flow Analysis

o A Discounted Cash Flow Analysis ("DCF Analysis") derives enterprise values based on the present value of a company's unleveraged cash flows over a five year period, plus the present value of a company's terminal value determined by applying a terminal value multiple to the fifth year EBITDA.

o The unleveraged free cash flows we used for purposes of completing the DCF Analysis are derived from projections provided by management of the Company for both Contingency and No Contingency cases. For purposes of this analysis, unleveraged free cash flow equals after tax EBIT, plus depreciation, less capital expenditures, plus any decreases or minus any increases in working capital. A company's unleveraged free cash flow provides a measure of how much cash it produces, irrespective of how it finances its operations (i.e., before interest income and expense).

o On a stand alone basis, we developed the range of discount rates between 12% and 14% used to calculate the present value of the Company's future net cash flows and Terminal Value by estimating the Company's weighted average cost of capital ("WACC").

o We applied a terminal value multiple range of 5.5x to 6.5x to the fifth year EBITDA based on an analysis of the Market Multiples. The resulting value was then discounted to present value. By adding the present value of
      (i) the Company's unleveraged free cash flows over the next five years and
      (ii) its Terminal Value, we arrived at a total enterprise valuation for the Company. We adjusted this total enterprise value by subtracting total debt and adding cash and cash equivalents, if any, to arrive at a valuation of the Company's equity.


RAMIUS CAPITAL GROUP, LLC                                                Page 36

                                                                       Valuation
                                                   -----------------------------
                                                   Discounted Cash Flow Analysis

           Value Per Share                                                                        Value Per Share
             Contingency                                                                           No Contingency

               EBITDA Terminal   Value                                                           EBITDA Terminal Value
                                  5.5 x       6.0 x      6.5 x                                   5.5 x        6.0 x        6.5 x
Discount            12.0%        $14.53      $17.24     $19.96          Discount       12.0%     $15.98       $18.74      $21.50
Rate                13.0%        $12.86      $15.46     $18.06          Rate           13.0%     $14.27       $16.91      $19.55
                    14.0%        $11.28      $13.77     $16.25                         14.0%     $12.65       $15.18      $17.71

RAMIUS CAPITAL GROUP, LLC                                                Page 37

                                                                       Valuation
                                                   -----------------------------
                                                       Leveraged Buyout Analysis

o A Leveraged Buyout Analysis ("LBO Analysis") derives enterprise values based on the value a third-party financial buyer would be willing to pay for the business given its hurdle rate of return requirement. In calculating an LBO Analysis of the Company, we used management's projections for both the Contingency and No Contingency cases. We assumed the financial buyer would only receive the terminal value in the fifth year and that excess cash would be used to pay down debt.

o We did not consider the Holding Company Discount Notes or the $75 million tax sharing payment to Trace.

o We applied a terminal value multiple range of 5.5x to 6.5x to the fifth year EBITDA based on an analysis of Market Multiples. We subtracted the net debt estimated in the fifth year from the terminal value to determine the equity exit value in the fifth year.

o The initial investment was determined by the difference between the cost to buy out the Company and the debt of 3.5x EBITDA to determine an internal rate of return on equity.

o Lastly, we imputed the range of values that a financial buyer would be willing to pay by solving for an internal rate of return range centered around 35%.


RAMIUS CAPITAL GROUP, LLC                                                Page 38

                                                                       Valuation
                                                   -----------------------------
                                                       Leveraged Buyout Analysis

o     The following should be taken into account when reviewing the LBO
      Analysis:

      o Even with an increase in capital in LBO and private equity funds, and a decrease in the Trace offer, to the best of our knowledge, no other bidder has emerged to buy the Company.

      o Since the Company's projections are significantly different that its historical margins, an LBO buyer would likely compensate for such discrepancy and expect higher returns than the average 30 to 35%.


RAMIUS CAPITAL GROUP, LLC                                                Page 39

                                                                       Valuation
                                                       -------------------------
                                                       Leveraged Buyout Analysis

     Value Per Share                                                                        Value Per Share
     Contingency                                                                            No Contingency

                               Hurdle Rate of Return                                               Hurdle Rate of Return
                                 $11.54   $12.55   $13.53                                         $12.03      $13.04   $14.03
                                 ------------------------                                         ---------------------------
EBITDA                5.5 x       35.0%    30.5%    26.8%                 EBITDA        5.5 x      35.0%       30.8%    27.3%
Terminal                                                                  Terminal
Value                 6.0 x       39.7%    35.0%    31.2%                 Value         6.0 x      39.4%       35.0%    31.4%
Multiple              6.5 x       43.8%    39.0%    35.0%                 Multiple      6.5 x      43.2%       38.8%    35.0%


RAMIUS CAPITAL GROUP, LLC                                               Page 40

                                                                      Valuation
                                                -------------------------------
                                                Historical Stock Price Analysis







                   {Graphic Chart showing historic stock price
                  analysis from 23-Oct-1997 through 23-Oct-1998












RAMIUS CAPITAL GROUP,LLC                                                Page 41

                                    APPENDIX

Comparable Company Synopsis

          Collins & Aikman                                  Business Description:
             Corp. - CKC
($ in millions except per share amounts)          Collins & Aikman supplies automotive interior systems, including textile
         Market Information                       and plastic trim, acoustics, and convertible top systems. The Company's products include carpets, fabrics, accessory floor mats, acoustics, and
Trading Price as of 11/4/98     $7.31             other automotive and non-automotive products.

Market Capitalization         $467.9
                                                  Collins operates 58 manufacturing, warehouse, and other facilities
52 week stock price change     (28.7%)            located throughout the world.

Current Aggregate Value/EBITDA   8.2x
                                                   Financial Information Summary
                     -----------------------------------------------------------------------------------------
                                              FYE             FYE              FYE         LTM
                                              1995            1996            1997        6/27/98      CAGR(c)
                                             ----------------------------------------------------      -------
                     Sales                 $  902.0      $ 1,053.8       $ 1,629.3    $1,739.2          34.4%
                               % Growth                       16.8%           54.6%        6.7%
                     EBITDA                $ 395.8       $   137.8       $   164.1    $  151.8         (35.6%)
                               % Margin       43.9%           13.1%           10.1%        8.7%
                     EBIT                  $  95.7       $   101.9       $   107.1    $   88.1           5.8%
                               % Margin       10.6%            9.7%            6.6%        5.1%
                     Earnings Per Share    $   0.58      $     0.49      $     0.24   $   (0.23)       (36.2%)
                               % Growth                      (16.5%)         (51.2%)    (198.0%)
                     Return on Equity (a)    (12.6%)         (15.6%)         (11.7%)     (43.2%)

                     Net Debt/Total
                     Capitalization (b)       77.1%          120.1%          109.6%      109.3%

(a): Return on Equity = Net Income divided by Average Shareholders' Equity
(b): Net Debt = Total Debt less Cash, Total Capitalization = Net Debt plus Shareholders' Equity
(c): CAGR = Compound Annual Growth Rate

Comparable Company Synopsis

     Johnson Controls,                                  Business Description:
        Inc. - JCI

($ in millions except per share amounts)            Johnson Controls markets automotive systems and building controls. The
        Market Information                          Company, through its automotive systems group, supplies seating systems, interior systems, and batteries. The building controls group serves the
Trading Price as of 11/4/98      $57.50             nonresidential buildings market with control systems and services and integrated facility management. Johnson Controls operates worldwide.
Market Capitalization         $4,869.6

52 week stock price change        24.3%

Current Aggregate Value/EBITDA     6.0x
                                                   Financial Information Summary
                     -----------------------------------------------------------------------------------------
                                              FYE             FYE              FYE         LTM
                                              1995            1996            1997        6/30/98      CAGR(c)
                                             ----------------------------------------------------      -------
                     Sales                   $7,400.7     $9,210.0        $11,145.4    $12,014.3        22.7%
                                  % Growth                    24.4%            21.0%         7.8%
                     EBITDA                   $ 614.2     $  741.4        $   952.0    $ 1,020.2        24.5%
                                  % Margin        8.3%         8.0%             8.5%         8.5%
                     EBIT                     $ 395.1     $  478.9        $   597.1    $   649.7        22.9%
                                  % Margin        5.3%         5.2%             5.4%         5.4%
                     Earnings Per Share       $  4.09     $    2.38       $     2.21   $     3.19      -26.4%
                                  % Growth                    (42%)             (7%)        45%
                     Return on Equity (a)       13.2%         14.7%            11.5%        17.9%

                     Net Debt/Total
                     Capitalization (b)         35.1%         36.5%            42.6%        40.9%

(a): Return on Equity =  Net Income divided by Average Shareholders' Equity
(b): Net Debt = Total Debt less Cash, Total Capitalization = Net Debt plus Shareholders' Equity
(c): CAGR = Compound Annual Growth Rate

Comparable Company Synopsis

           Lear Corp. - LEA                                           Business Description:
($ in millions except per share amounts)           Lear manufactures and distributes automotive interior systems. The
          Market Information                       Company sells seat systems, floor and acoustic systems, door panels, instrument panels, and headliners. Lear sells its products to customers
Trading Price as of 11/4/98     $35.19             worldwide.

Market Capitalization        $2,361.6

52 week stock price change      (28.2%)

Current Aggregate Value/EBITDA    5.3x
                                                   Financial Information Summary
                     -----------------------------------------------------------------------------------------
                                                    FYE        FYE         FYE         LTM
                                                    1995       1996        1997        6/27/98         CAGR(a)
                                             ----------------------------------------------------     -------
                     Sales                       $ 4,714.4   $6,249.1  $ 7,342.9    $ 7,986.7          24.8%
                                       % Growth                  32.6%      17.5%         8.8%
                     EBITDA                      $   336.8   $  518.1    $ 665.5      $ 694.6          40.6%
                                       % Margin        7.1%       8.3%       9.1%         8.7%
                     EBIT                        $   244.8   $  375.8    $ 481.1      $ 492.7          40.2%
                                       % Margin        5.2%       6.0%       6.6%         6.2%
                     Earnings Per Share               $1.62  $    2.15   $   2.98     $   3.26          35.7%
                                       % Growth                  32.6%      38.9%         9.2%
                     Return on Equity (a)             23.1%      19.0%      18.7%        17.5%
                     Net Debt/Total
                     Capitalization (b)               64.0%      50.7%      47.6%        49.9%

(a): Return an Equity = Net Income divided by Average Shareholders' Equity
(b): Net Debt = Total Debt less Cash, Total Capitalization = Net Debt plus Shareholders' Equity
(c): CAGR = Compound Annual Growth Rate

Comparable Company Synopsis

           Magna International                                   Business Description:
               Inc. - MGA
(Canadian $ in  millions except per share amounts)  Magna  supplies  original equipment components, assemblies, modules and
             Market Information                     systems, and related tooling for cars and light trucks. The Company designs, develops and manufactures a diversified range of these products, primarily for
Trading Price as of 11/4/98  CN$100.35              North America and European original equipment manufacturers.

Market Capitalization      CN$7,332.7

52 week stock price change      10.0%

Current Aggregate Value/EBITDA   6.9x
                                                   Financial Information Summary
                     -----------------------------------------------------------------------------------------
                                              FYE                      FYE           FYE
                                              7/31/96                7/31/97       7/31/98              CAGR(c)
                                             ----------------------------------------------------      -------
                     Sales                    CN$5,856.20          CN$7,691.80     CN$9,190.80          25.3%
                               % Growth                                  31.3%           19.5%
                     EBITDA                   CN$667.20              CN$843.96       CN$990.20          19.8%
                               % Margin           11.4%                  11.0 %          10.8%
                     EBIT                     CN$476.90              CN$611.86       CN$684.00          11.9%
                               % Margin            8.1%                   8.0%            7.4%
                     Earnings Per Share       CN$  4.97                CN$7.74         CN$6.22          11.9%
                               % Growth                                  55.7%          (19.6%)
                     Return on Equity (a)         14.6%                  21.0%           12.3%

                     Net Debt/Total
                     Capitalization (b)           NM                       NM              NM

(a): Return on Equity = Net Income divided by Average Shareholders' Equity
(b): Net Debt = Total Debt less Cash, Total Capitalization = Net Debt plus Shareholders' Equity
(c): CAGR = Compound Annual Growth Rate

Comparable Company Synopsis

         British Vita PLC -                                    Business Description:
                BVIT
(British Pounds in millions except per share amounts)          British Vita is the holding company for a group of companies which
         Market Information                                    manufacture and process specialized polymer, fiber and fabric components for the furnishing, transportation, apparel, packaging
Trading Price as of 11/4/98       pound2.55                    and engineering industries worldwide.

Market Capitalization           pound570.2
52 week stock price change             5.2%
Current Aggregate Value/EBITDA         6.8x
                                                   Financial Information Summary
                     -----------------------------------------------------------------------------------------
                                              FYE             FYE              FYE         LTM
                                              1995            1996            1997        6/30/98         CAGR(c)
                                             ----------------------------------------------------         -------
                     Sales                   pound817.80    pound895.80       pound808.40  pound814.30     (0.6%)
                               % Growth                            9.5%             (9.8%)        0.7%
                     EBITDA                   pound79.10     pound88.40        pound82.80   pound86.20      2.3%
                               % Margin             9.7%           9.9%             10.2%        10.6%
                     EBIT                     pound45.50     pound57.30        pound55.50   pound59.20     10.4%
                               % Margin             5.6%           6.4%              6.9%         7.3%
                     Earnings Per Share        pound0.13      pound0.17         pound0.20    pound0.21     24.7%
                               % Growth                           34.4%             15.6%         6.7%
                     Return on Equity (a)           9.4%          12.2%             15.0%        15.7%
                     Net Debt/Total
                     Capitalization (b)         NM                (5.8%)            (2.9%)        5.5%

(a): Return on Equity = Net Income divided by Average Shareholders' Equity
(b): Net Debt = Total Debt less Cash, Total Capitalization = Net Debt plus Shareholders' Equity
(c): CAGR = Compound Annual Growth Rate

Comparable Company Synopsis
Recticel - GECH                                                              Business Description:
(Belgian Francs in millions except per share amounts) Recticel  develops, manufactures and purchases plastics, polymers, polyurethanes and other synthetic compounds. The products are for use in
          Market Information                          furnishings, bedding and insulation which are sold to the building, automobile, chemistry and petrochemical industries.

Trading  Price as of 11/4/98         420.00BF

Market  Capitalization             6,412.6BF

52 week stock price change             7.7%

Current Aggregate Value/EBITDA         4.7x
                                                   Financial Information Summary
                     -----------------------------------------------------------------------------------------
                                              FYE             FYE              FYE         LTM
                                              1995            1996            1997        6/30/98      CAGR(c)
                                             ----------------------------------------------------      -------
                     Sales                   32,317.9BF   35,060.6BF      36,678.9BF     39,469.2BF       6.5%
                              % Growth                         8.5%            4.6%           7.6%
                     EBITDA                                3,574.7BF       4,746.5BF      2,875.5BF      32.8%
                              % Margin                        10.2%           12.9%           7.3%
                     EBIT                                  2,042.2BF       3,120.4BF      1,163.7BF      52.8%
                              % Margin                         5.8%            8.5%           2.9%
                     Earnings Per Share         -24.85BF      -1.38BF         10.87BF        29.17BF       NM
                              % Growth                        -0.94BF         -8.88BF         1.68BF
                     Return on Equity (a)        (3.9%)       (0.8%)           5.8%           4.2%
                     Net Debt/Total
                     Capitalization (b)          45.96%       45.13%          46.30%

(a): Return on Equity = Net Income divided by Average Shareholders' Equity
(b): Net Debt = Total Debt less Cash, Total Capitalization = Net Debt plus Shareholders' Equity
(c): CAGR = Compound Annual Growth Rate

 Comparable Company Synopsis

            Armstrong World                                   Business Description:
        Industries, Inc. - ACK
($ in millions except per share amounts)           Armstrong manufactures interior furnishings, including floor coverings and
          Market Information                       building products. The Company's furnishings are primarily used in the furnishing, repair, refurbishing, modernization, and construction of
Trading Price as of 11/4/98   $65.63               residential, commercial, and industrial buildings. Armstrong also manufactures various industrial and other products, including ceramic tile.
Market Capitalization      $2,626.0

52 week stock price change     (0.9%)

Current Aggregate Value/EBITDA  8.7x
                                                   Financial Information Summary
                     -----------------------------------------------------------------------------------------
                                              FYE             FYE              FYE         LTM
                                              1995            1996            1997        6/30/98      CAGR(c)
                                             ----------------------------------------------------      -------
                     Sales                   $2,325.0         $2,156.4       $ 2,198.7    $ 2,447.7      (2.8%)
                               % Growth                           (7.3%)           2.0%        11.3%
                     EBITDA                  $  410.0           $ 407.0        $ 484.4    $   341.0       8.7%
                               % Margin          17.6%             18.9%          22.0%        13.9%
                     EBIT                     $ 286.9           $ 283.3        $ 351.7     $  242.3      10.7%
                               % Margin          12.3%             13.1%          16.0%         9.9%
                     Earnings Per Share         $ 3.30            $ 4.44         $ 5.05    $    4.28     23.7%
                               % Growth                            34.7%          13.5%       (15.2%)
                     Return on Equity (a)        10.7%              5.9%          25.2%        20.1%
                     Net Debt/Total
                     Capitalization (b)                            37.8%          24.6%        27.3%

(a): Return on Equity = Net Income divided by Average Shareholders' Equity
(b): Net Debt = Total Debt less Cash, Total Capitalization = Net Debt plus Shareholders' Equity
(c): CAGR = Compound Annual Growth Rate

Comparable Company Synopsis
       Culp, Inc. - CFI                                      Business Description:
($ in millions except per share amounts)          Culp manufactures and markets upholstery fabrics and mattress tickings
           Market Information                     for use in furniture and bedding industries. The Company's fabrics are used in the production of residential and commercial furniture and
Trading Price as of 11/4/98     $7.88             bedding products, including sofas, recliners, chairs, loveseats, sectionals, sofa-beds, panel systems, mattress sets, and office seating.
Market Capitalization         $102.3

52 week stock price change     (62.1%)

Current Aggregate Value/EBITDA 5.5x
                                                   Financial Information Summary
                     -----------------------------------------------------------------------------------------
                                              FYE             FYE              FYE         LTM
                                              4/28/96         4/27/97         5/3/98       8/2/98       CAGR(c)
                                             ----------------------------------------------------      -------
                     Sales                    $ 351.7       $ 398.9         $ 476.7      $ 487.88       16.4%
                               % Growth                        13.4%           19.5%         2.3%
                     EBITDA                   $ 36.6        $  40.9         $  46.8       $ 41.4        13.1%
                               % Margin         10.4%          10.3%            9.8%         8.5%
                     EBIT                     $ 23.5        $  27.4         $  30.6       $ 23.9        14.1%
                               % Margin          6.7%           6.9%            6.4%         4.9%
                     Earnings Per Share        $ 0.98       $   1.11        $   1.18      $  0.77        9.7%
                               % Growth                        13.8%            5.7%       (34.4%)
                     Return on Equity (a)       14.4%          14.3%           12.8%         8.3%
                     Net Debt/Total
                     Capitalization (b)                        40.6%           53.8%        54.9%

(a): Return on Equity = Net Income divided by Average Shareholders' Equity
(b): Net Debt = Total Debt less Cash, Total Capitalization = Net Debt plus Shareholders' Equity
(c): CAGR = Compound Annual Growth Rate

Comparable Company Synopsis

         Synthetic Industries,                                       Business Description:
             Inc. - SIND
($ in millions except per share amounts)          Synthetic manufactures polypropylene fabrics and fibers. The
         Market Information                       Company's diverse mix of products is sold worldwide for end
Trading Price as of 11/4/98     $14.75            uses such as carpet backing, erosion control, concrete
                                                  reinforcement, geotextiles, and furniture construction fabrics.
Market Capitalization          $127.9

52 week stock price change      (46.4%)

Current Aggregate Value/EBITDA    5.4x
                                                   Financial Information Summary
                     -----------------------------------------------------------------------------------------
                                              FYE             FYE              FYE        LTM
                                              1995            1996            1997       6/30/98       CAGR(c)
                                             ----------------------------------------------------      -------
                     Sales                  $ 271.4   $  299.5          $ 345.6        $ 360.6          12.8%
                                % Growth                  10.4%            15.4%           4.3%
                     EBITDA                 $  43.6   $   54.8           $ 69.7         $ 69.2          26.4%
                                % Margin       16.1%      18.3%            20.2%          19.2%
                     EBIT                   $  28.7   $   38.5           $ 51.4         $ 48.9          33.9%
                                % Margin       10.6%      12.8%            14.9%          13.6%
                     Earnings Per Share     $   0.04  $    0.94          $  2.01        $  2.07        619.7%
                                % Growth                2314.9%           114.5%           3.1%
                     Return on Equity (a)       3.4%      13.1%            21.1%          16.2%
                     Net Debt/Total
                     Capitalization (b)        76.9%      97.1%            67.6%          68.3%

(a): Return on Equity = Net Income divided by Average Shareholders' Equity
(b): Net Debt = Total Debt less Cash, Total Capitalization = Net Debt plus Shareholders' Equity
(c): CAGR = Compound Annual Growth Rate

Comparable Company Synopsis

         Springs Industries,                             Business Description:
             Inc. - SMI
($ in millions except per share amounts)          Springs manufactures and markets home furnishings and specialty fabrics.
         Market Information                       The Company operates facilities in 10 states, and owns marketing and distribution subsidiaries in Canada and Mexico.
Trading Price as of 11/4/98     $38.19

Market Capitalization          $704.9

52 week stock price change      (15.5%)

Current Aggregate Value/EBITDA    5.0x

                                                   Financial Information Summary
                     -----------------------------------------------------------------------------------------
                                              FYE             FYE              FYE         LTM
                                              1995            1996            1997        7/4/98       CAGR(c)
                                             ----------------------------------------------------      -------
                     Sales                   $2,223.2     $2,221.0        $2,226.1    $ 2,248.0         0.1%
                              % Growth                        (0.1%)           0.2%         1.0%
                     EBITDA                  $  232.0     $  203.2        $  210.8     $  207.9        (4.7%)
                              % Margin           10.4%         9.1%            9.5%         9.2%
                     EBIT                    $  133.5     $  113.8        $  126.3     $  123.0         (2.8%)
                              % Margin            6.0%         5.1%            5.7%         5.5%
                     Earnings Per Share      $    3.56    $    5.78       $    3.81    $    3.54         3.6%
                              % Growth                        62.7%          (34.1%)       (7.1%)
                     Return on Equity (a)        10.9%        15.5%            9.6%         5.9%
                     Net Debt/Total
                     Capitalization (b)          32.8%        16.5%           18.8%        31.3%

(a): Return on Equity = Net Income divided by Average Shareholders' Equity
(b): Net Debt = Total Debt less Cash, Total Capitalization = Net Debt plus Shareholders' Equity
(c): CAGR = Compound Annual Growth Rate

Comparable Company Synopsis

          Mohawk Industries,                              Business Description:
              Inc. - MHK
($ in millions except per share amounts)           Mohawk is a producer of woven and tufted broadloom carpet and rugs for
            Market Information                     residential and commercial applications. The Company designs, manufactures and markets carpet and rugs in a broad range of colors,
Trading Price as of 11/4/98       $32.31           textures and patterns. Products are marketed primarily through carpet retailers, home centers, mass merchandisers, department stores,
Market Capitalization          $1,692.4            commercial dealers and commercial end users.

52 week stock price change          52.7%

Current Aggregate Value/EBITDA      8.5x
                                                   Financial Information Summary
                     -----------------------------------------------------------------------------------------
                                              FYE             FYE              FYE         LTM
                                              1995            1996            1997        6/27/98      CAGR(c)
                                             ----------------------------------------------------      -------
                     Sales                   $1,648.52   $1,779.39         $1,901.35    $2,023.10        7.4%
                              % Growth                        7.9%              6.9%         6.4%
                     EBITDA                   $ 109.03   $  175.27         $  200.85     $ 228.46       35.7%
                              % Margin            6.6%        9.8%             10.6%        11.3%
                     EBIT                     $  56.47   $  120.11         $  141.56     $ 166.45       58.3%
                              % Margin            3.4%        6.8%              7.4%         8.2%
                     Earnings Per Share           NM     $    1.43         $    1.30     $   1.63       (9.1%)
                              % Growth                                         (9.1%)       25.5%
                     Return on Equity (a)         4.3%       16.3%             18.4%        21.0%
                     Net Debt/Total
                     Capitalization (b)          59.5%       53.8%             41.9%        35.4%

(a): Return on Equity = Net Income divided by Average Shareholders' Equity
(b): Net Debt = Total Debt less Cash, Total Capitalization = Net Debt plus Shareholders' Equity
(c): CAGR = Compound Annual Growth Rate

Comparable Company Synopsis

Chemfab Corp. - CFA                                    Business Description:
($ in millions except per share amounts)         Chemfab manufactures and markets engineered products based on its
           Market Information                    technology in polymeric composite materials. Polymer-based composite materials are used in electronics, environmental, food
Trading Price as of 11/4/98      $20.88          processing, architectural, aerospace, communications, chemical processing, and protective clothing applications. The Company also
Market Capitalization           $163.2           produces and sells fluoropolymer films and silicone elastomers.

52 week stock price change        (1.2%)

Current Aggregate Value/EBITDA     7.3x

Financial Information Summary
                                                  Financial Information Summary
                     ---------------------------------------------------------------------------
                                                FYE         FYE            FYE
                                              6/30/96      6/30/97        6/30/98      CAGR(c)
                                             -----------------------------------------  --------
                     Sales                  $ 83.9        $ 90.8         $ 104.5      11.6%
                                % Growth                     8.2%           15.1%
                     EBITDA                 $ 15.6        $  4.7         $  20.7      15.1%
                                % Margin      18.6%          5.1%           19.8%
                     EBIT                   $ 11.7        $ 12.9         $  15.9      16.7%
                                % Margin      13.9%         14.2%           15.2%
                    Earnings Per Share      $  0.96       $  1.11        $   1.38     20.1%
                                % Growth                    15.9%           24.5%
                    Return on Equity (a)      14.2%         14.6%           15.1%
                    Net Debt/Total
                    Capitalization (b)          NM            NM               NM

(a): Return on Equity = Net Income divided by Average Shareholders' Equity
(b): Net Debt = Total Debt less Cash, Total Capitalization = Net Debt plus Shareholders' Equity
(c): CAGR = Compound Annual Growth Rate

Comparable Company Synopsis

             Furon Company -                                 Business Description:
                   FCY
($ in millions except per share amounts)          Furon designs, develops, and manufactures components made
           Market Information                     primarily from high performance polymer materials. The Company's products are used in a variety of industrial markets and by end-users
Trading price as of 11/4/98        $16.81         in healthcare markets. Furon operates in the United States and Europe.

Market Capitalization             $307.6

52 week stock price change         (12.2%)

Current Aggregate Value/EBITDA       7.2x

                                                   Financial Information Summary
                     -----------------------------------------------------------------------------------------
                                              FYE             FYE              FYE         LTM
                                              1995            1996            1997        8/1/98      CAGR(c)
                                             ----------------------------------------------------      -------
                     Sales                    $ 344.9      $ 390.1          $ 485.6      $ 492.2        18.7%
                              % Growth                        13.1%            24.5%         1.4%
                     EIBITDA                  $  32.5      $  41.4          $  63.1      $  64.3        39.3%
                              % Margin            9.4%        10.6%            13.0%        13.1%
                     EBIT                     $  17.4      $  24.2          $  40.8      $  41.4        52.8%
                              % Margin            5.1%         6.2%             8.4%         8.4%
                     Earnings Per Share       $   1.48       $ 0.87         $   1.28     $   1.24       (6.7%)
                              % Growth                       (41.3%)           48.1%        (3.5%)
                     Return on Equity (a)        13.5%        18.8%            28.8%        26.6%
                     Net Debt/Total
                     Capitalization (b)          27.0%        52.5%            64.8%        63.2%

(a): Return on Equity  = Net Income divided by Average Shareholders' Equity
(b): Net Debt = Total Debt less Cash, Total Capitalization = Net Debt plus Shareholders' Equity
(c): CAGR = Compound Annual Growth Rate